EXHIBIT 10.28
TO:         Frank A. Lodzinski

FROM: Jerry M. Crews

DATE:       July 21, 1997

SUBJECT:    V & C Interest Sale to COGC

      I make the following purchase offer based on our prior discussions, current reserve estimates and accounting data:

                Cash and stock offer for all V & C properties, with exception of the Sandy Creek property, which was purchased prior to COGC existence;

              $2,500,000 cash;

                Effective date 08/01/97 on a cash basis, closing on or before
               08/15/97;

                An additional 100,000 shares of COGC common stock and 50,000 warrants at $4.50.

            This purchase offer is based on the following exceptions:

            1. V & C will not participate in the Belleview Capital acquisition,
               LOMA ATLA acquisition or Wildhorse/Countyline Mobil purchase.

            2. All acquisitions after 08/15/97 will be open to V & C, as previously approved by the Board of Directors.


            3. V & C will retain the option to participate in the deep prospect
               + 6,000' associated with the Huff-McFaddin acquisition.


                                                      Respectfully,

                                                      /S/ JERRY M. CREWS
                                                      Jerry M. Crews
                                                      Vice President,
                                                      Acquisitions

AGREED AND ACCEPTED
THIS /S/ 24TH DAY OF JULY, 1997

/S/ FRANK A. LODZINSKI
Frank A. Lodzinski, President
Energy Resource Associates, Inc.
General Partner